EXHIBIT 4(d)

                    AMENDMENT NO.1 TO SUB-ADVISORY AGREEMENT

      THIS AMENDMENT NO.1 (THE "AMENDMENT") TO THE SUB-ADVISORY AGREEMENT (the "Sub-Advisory Agreement"), dated as of August 31, 1992, by and among MERRILL LYNCH (SUISSE) INVESTMENT MANAGEMENT S.A., a corporation organized under the laws of Switzerland (hereinafter referred to as "MLSIM"), MERRILL LYNCH ASSET MANAGEMENT U.K. LTD., a corporation organized under the laws of England and Wales (hereinafter referred to as "MLAM U.K."), and MERRILL LYNCH CONSULTS INTERNATIONAL PORTFOLIO, an unincorporated business trust under the laws of the Commonwealth of Massachusetts (the "Fund"), is made and entered into as of September 23, 1999.

                              PRELIMINARY STATEMENT

      WHEREAS, the parties hereto desire to amend the Sub-Advisory Agreement as set forth in this Amendment.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. Except as defined herein, all capitalized terms used herein shall have the respective meanings ascribed to them in the Sub-Advisory Agreement.

      2. Amendments to Sub-Advisory Agreement. The Sub-Advisory Agreement is hereby amended as follows:

            a. by deleting the fourth WHEREAS clause thereof and replacing it in its entirety with the following WHEREAS clause:

                  "WHEREAS, MLAM U.K. is willing to provide to MLSIM certain investment advisory services with respect to the day-to-day investment management of the Fund on the terms and conditions hereinafter set forth."

            b. by amending Article I thereof to read in full as follows:

                                    ARTICLE I
                               DUTIES OF MLAM U.K.

                  "MLSIM hereby employs MLAM U.K. to act as sub-adviser to MLSIM and to furnish, or arrange for affiliates to furnish, certain investment advisory services with respect to the day-to-day investment management of the Fund, as described below, subject to the supervision of MLSIM and the Trustees of the
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            Fund, for the period and on the terms and conditions set forth in this Agreement. MLAM U.K. hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation from MLSIM provided for herein. MLAM U.K. and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

                  MLAM U.K. shall provide MLSIM with such investment research, advice, and supervision as the latter may from time to time consider necessary for the proper management of the Fund for which MLSIM determines MLAM U.K. shall serve as sub-advisor. All advice and recommendations provided by MLAM U.K. shall be subject to the restrictions of the Declaration of Trust and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act, and the statements relating to the Fund's investment objectives, investment policies, and investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information," respectively)."

      3. Counterparts. This Amendment may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument.

      4. Miscellaneous. Except as modified herein, all of the terms and conditions of the Sub-Advisory Agreement, as heretofore in effect, shall remain in full force and effect and, as modified hereby, the Sub-Advisory Agreement is hereby ratified and confirmed in all respects.


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                                            MERRILL LYNCH (SUISSE) INVESTMENT
                                            MANAGEMENT S.A.

                                            By:      /s/ Jurg Boller
                                               ---------------------------------
                                                     Name: Jurg Boller
                                                     Title: Director

                                            MERRILL LYNCH ASSET MANAGEMENT
                                            U.K. LTD.

                                            By:      /s/ Terry K. Glenn
                                               ---------------------------------
                                                     Name: Terry K. Glenn
                                                     Title: Director

                                            MERRILL LYNCH CONSULTS
                                            INTERNATIONAL PORTFOLIO

                                            By:      /s/ Terry K. Glenn
                                               ---------------------------------
                                                     Name: Terry K. Glenn
                                                     Title: Director


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